THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, OR (D) IN COMPLIANCE WITH CERTAIN OTHER PROCEDURES SATISFACTORY TO THE CORPORATION.

THIS WARRANT WILL BE VOID AND OF NO VALUE UNLESS EXERCISED WITHIN THE LIMITS HEREIN PROVIDED.



                       THIS WARRANT IS NON-TRANSFERABLE

                        ASIA PACIFIC ENTERPRISES, INC.

            (Incorporated under the laws of the State of Delaware)



                                                     Right to Purchase
                                                     307,693 Common shares
                                                     par value $0.0001 per share



                  WARRANT FOR THE PURCHASE OF COMMON SHARES


      THIS IS TO CERTIFY THAT, for value received, Rahn and Bodmer Bank, (hereinafter called the "holder"), is entitled to subscribe for and purchase 307,693 fully paid and non-assessable common shares, par value $0.0001 per share, in the capital stock of Asia Pacific Enterprises, Inc. (hereinafter called the "Corporation") at any time prior to 4:30 p.m. (Pacific time) on May 25, 2000, at an exercise price of $3.25 per share, subject, however, to the provisions and upon the terms and conditions hereinafter set forth.

      The rights represented by this Warrant may be exercised by the holder hereof, in whole or in part (but not as to a fractional share), by completing the subscription form attached hereto as Schedule "A" and surrendering this Warrant at the office of the Corporation, 1750 - 1177 West Hastings Street, Vancouver, British Columbia, Canada V6E 2K3, together with a certified check payable to or to the order of the Corporation in payment of the purchase price for the number of shares subscribed for.

      In the event of any exercise of the rights represented by this Warrant, certificates for the shares so purchased shall be delivered to the holder hereof within a reasonable time, not exceeding ten (10) days after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant representing the number of shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof within such time.

      The Corporation covenants and agrees that all shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and non-assessable and free of all liens, charges and encumbrances. The Corporation further covenants and agrees that, during the period within which the rights represented by this Warrant may be exercised, the Corporation will at all times have authorized and reserved a sufficient number of Common shares to provide for the exercise of the rights represented by this Warrant.

      THE FOLLOWING ARE THE TERMS AND CONDITIONS REFERRED TO IN THIS WARRANT:

      The rights evidenced by this Warrant are to purchase shares in the capital stock of the Corporation as they were constituted on May 25, 1999. If there shall, prior to the exercise of any of these rights evidenced hereby, be any reorganization of the authorized capital of the Corporation by way of consolidation, merger, sub-division, amalgamation or otherwise, or the payment of any stock dividends, then there shall automatically be an adjustment in either or both the number of shares of the Corporation which may be purchased pursuant hereto or the price at which such shares may be purchased, by corresponding amounts, so that the rights evidenced hereby shall thereafter be as reasonably as possible equivalent to those originally granted hereby. The Corporation shall have the sole and exclusive power to make adjustments as it considers necessary and desirable.

      This Warrant shall not entitle the holder hereof to any rights as a shareholder of the Corporation, including, without limitation, voting rights.

      Neither this Warrant nor the rights represented hereby are transferable in whole or in part. The holder acknowledges that any shares or other securities issued upon the exercise from time to time of the rights hereunder will be subject to restrictions on disposition, and may not be transferred, except pursuant to a statutory exemption and that a legend to that effect will be endorsed on any certificates representing securities issued hereunder.

      None of this Warrant, the rights represented hereby or any of the securities issuable on the exercise hereof (collectively the "Securities") have been registered under the United States Securities Act of 1993, as amended (the "U.S. ACT") or any applicable securities laws of any state. Accordingly, this Warrant does not constitute an offer to any person within the United States or to any U.S. person (within the meaning of Regulation S under the U.S. Act) and may not be exercised within the United States or by or on behalf of any U.S. person (within the meaning of Regulation S under U.S. Act). The holder, by acquiring this Warrant and the rights represented hereby or any Securities, agrees with and for the benefit of the Corporation that it will not offer, distribute, sell, pledge or otherwise transfer or dispose of the Securities except to (i) the Corporation; (ii) a person who, in the opinion of counsel satisfactory to the Corporation and its counsel, is a person to whom such Securities may be legally transferred without registration and without the delivery of a current prospectus under the U.S. Act with respect thereto; (iii) in reliance upon Rule 904 of Regulation S under the U.S. Act and in compliance with local laws and regulations, and then only upon execution and delivery of a certificate in the form attached hereto as Annex A to the Corporation; (iv) pursuant to an effective registration statement under the U.S. Act; (v) pursuant to an exemption from registration under the U.S. Act provided by Rule 144 thereunder, if available; (vi) in a transaction that does not require registration under the U.S. Act or any applicable United States state laws and regulations governing the offer and sale of securities, and it has therefor furnished to the Corporation an opinion of counsel of recognized standing reasonably satisfactory to the Corporation. Each certificate representing the Securities or any other securities issued in respect of the Securities upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable state securities laws):

"THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1993, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) PURSUANT TO THE EXEMPTION FROM
REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, OR (D) IN COMPLIANCE WITH CERTAIN OTHER PROCEDURES SATISFACTORY TO THE CORPORATION."

      IN WITNESS WHEREOF Asia Pacific Enterprises, Inc. has caused this Warrant to be signed by its duly authorized officers and this warrant to be dated May 25, 1999.


                                          ASIA PACIFIC ENTERPRISES INC.

                                          Per:   /s/ Adrian Rollke
                                                Director

                                 SCHEDULE "A"

                              SUBSCRIPTION FORM

TO: ASIA PACIFIC ENTERPRISES, INC. (the "Corporation")

Dear Sirs:

The undersigned hereby exercises the right to purchase and hereby subscribes for __________________ Common shares in the capital stock of the Corporation referred to in the attached Warrant according to the conditions thereof and herewith makes payment by certified cheque of the subscription price in full for the said shares.

The undersigned HEREBY CERTIFIES, with the intent that the Corporation rely on such certification in issuing Common shares pursuant to the exercise of the attached Warrant, that all of the representations and warranties and all of the acknowledgements contained in the Subscription Agreement dated May 21, 1999 between the Corporation and Rahn and Bodmer Bank and the letter from Rahn and Bodmer Bank to the Corporation dated May 28, 1999.

The undersigned HEREBY CERTIFIES that it is not a "U.S. Person", within the meaning of Regulation S made under the U.S. Securities Act of 1993, as amended (the "Securities Act") and is not exercising this Warrant on behalf of any U.S. Person..

The undersigned represents that it has had access to such current public information concerning the Corporation as it considers necessary in connection with its investment decision and understands that the Common Shares have not been and will not be registered under the Securities Act and agrees that it will only resell the Common Shares issuable upon exercise hereof to the Corporation, outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, pursuant to the exemption from registration under the Securities Act provided by Rule 144 under the Securities Act, if available, or in compliance with certain other procedures satisfactory to the Corporation. The Common Shares issuable upon exercise hereof will bear a legend to the foregoing effect.

Please issue a certificate in the name of the undersigned for the shares being purchased, as follows:

NAME:_________________________________________________________________________

ADDRESS: _____________________________________________________________________

If applicable, please deliver to ________________________ a Warrant certificate in respect of the balance of the Common shares referred to in the attached Warrant but not presently subscribed for.

DATED this ________ day of _________, ________.


                                             _______________________________
                                             (signature)

Warrants may not be exercised within the United States or by or on behalf of any "U.S. person", within the meaning of Regulation S under the Securities Act and no Common Shares will be issued to any person who has set out an address in the United Shares nor shall any certificates representing Common Shares be delivered to any U.S. address.